Registration No. 333-68243

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5

to

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

ALLTEL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-0868285
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Allied Drive

Little Rock, Arkansas 72202

(501) 905-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive officers)

Sharilyn S. Gasaway

Executive Vice President – Chief Financial Officer

Alltel Corporation

One Allied Drive

Little Rock, Arkansas 72202

(501) 905-8000

(Name, address, including zip code Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Paul Shim

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

(212) 225-2000

TERMINATION OF REGISTRATION

This post-effective amendment (this “Amendment”), filed by Alltel Corporation (the “Company”), deregisters all securities of the Company that had been registered for issuance on the Company’s Registration Statement on Form S-3 (File No. 333-68243), filed with the Securities and Exchange Commission (the “SEC”) as amended on March 29, 1999 (the “Registration Statement”) that remain unsold upon the termination of the sales of the securities covered by the Registration Statement.

On November 16, 2007, pursuant to the Agreement and Plan of Merger, dated as of May 20, 2007, among the Company, Atlantis Holdings LLC, a Delaware limited liability company (“Parent”) and Atlantis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving entity and becoming controlled by Parent. As a result, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Company in the Registration Statement, the Company hereby removes from registration all securities under the Registration Statement which remained unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Little Rock, Arkansas, on November 16, 2007.

ALLTEL CORPORATION

By:	/s/ Sharilyn S. Gasaway
Sharilyn S. Gasaway
Executive Vice President – Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott T. Ford	President and Chief Executive Officer	November 16, 2007
Scott T. Ford

	Director	November 16, 2007
James Coulter

/s/ Gene Frantz	Director	November 16, 2007
Gene Frantz

/s/ John Marren	Director	November 16, 2007
John Marren

/s/ Joseph Gleberman	Director	November 16, 2007
Joseph Gleberman

	Director	November 16, 2007
Leo Mullin

/s/ Peter Perrone	Director	November 16, 2007
Peter Perrone